UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On September 15, 2015, Pioneer Energy Services Corp. (“Pioneer”) entered into a Third Amendment (the “Third Amendment”) to that certain Amended and Restated Credit Agreement, dated as of June 30, 2011, as amended by the First Amendment thereto dated as of March 3, 2014 and the Second Amendment thereto dated as of September 22, 2014 (as so amended, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pioneer, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”).
The purpose of the Third Amendment was to, among other things, (a) decrease the aggregate amount of commitments under the Credit Agreement from $350 million to $300 million, (b) amend the pricing terms for borrowings and amend the commitment fee, in each case, as set forth below, (c) decrease the permitted aggregate amount of unsecured or subordinated debt outstanding at any time from $675 million to $400 million, (d) amend Pioneer’s permissible total leverage ratios at the end of forthcoming fiscal quarters, as set forth below, and (e) modify certain other covenants.
The permissible total leverage ratios at the end of forthcoming fiscal quarters, which have been revised in connection with the Third Amendment to the Credit Agreement, are as follows: any fiscal quarter ending (i) on September 30, 2015 to be greater than 4.00 to 1.00, (ii) on December 31, 2015 to be greater than 4.50 to 1.00, (iii) on March 31, 2016 to be greater than 5.00 to 1.00, (iv) during the period commencing June 30, 2016 through and including March 31, 2017 to be greater than 5.50 to 1.00, (v) on June 30, 2017 to be greater than 5.25 to 1.00, (vi) on September 30, 2017 to be greater than 5.00 to 1.00, (vii) on December 31, 2017 to be greater than 4.50 to 1.00 and (viii) at any time thereafter to be greater than 4.00 to 1.00.
Borrowings under the Credit Agreement bear interest, at Pioneer’s option, at the base rate or Eurodollar rate plus, in each case, an applicable per annum margin. The applicable per annum margin, which has been increased in connection with the Third Amendment to the Credit Agreement, is determined based upon Pioneer’s total leverage ratio in accordance with a pricing grid. The per annum applicable margin for Eurodollar rate borrowings increased from a range of 2.00% to 3.00% to the new range of 2.25% to 4.50%, and the per annum applicable margin for base rate borrowings was increased from a range of 1.00% to 2.00% to the new range of 1.25% to 3.50%. Pioneer’s commitment fee due quarterly under the Credit Agreement is being increased from a range of 0.40% to 0.50% to the new range of 0.50% to 0.625%.
The foregoing description of the Third Amendment to the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit Description

4.1
Third Amendment, dated as of September 15, 2015, by and among Pioneer Energy Services Corp., a Texas corporation, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders.

99.1	Press Release dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: September 15, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1
Third Amendment, dated as of September 15, 2015, by and among Pioneer Energy Services Corp., a Texas corporation, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders.

99.1	Press Release dated September 15, 2015.